EXHIBIT 11.0

                              LEVEL 8 SYSTEMS, INC.
                 WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENTS


<BTB>

                                 Three  Months  Ended
                                         June  30,
                                       1998      1997
                                      -----     -----
BASIC


WEIGHTED  AVERAGE  COMMON  SHARES     7,689     6,967
                                      -----     -----
                                      -----     -----

DILUTED

WEIGHTED  AVERAGE  COMMON  SHARES     7,689     6,967

COMMON  STOCK  EQUIVALENTS             (1)        516
                                      -----     -----

WEIGHTED  AVERAGE  COMMON  AND
     COMMON  EQUIVALENT  SHARES       7,689     7,483
                                      -----     -----
                                      -----     -----



                                   Six  Months  Ended
                                         June  30,
                                       1998      1997
                                      -----     -----
BASIC


WEIGHTED  AVERAGE  COMMON  SHARES     7,401     6,963
                                      -----     -----
                                      -----     -----
DILUTED

WEIGHTED  AVERAGE  COMMON  SHARES     7,401     6,963

COMMON  STOCK  EQUIVALENTS             (1)        543
                                      -----     -----

WEIGHTED  AVERAGE  COMMON  AND
     COMMON  EQUIVALENT  SHARES       7,401     7,506
                                      -----     -----
                                      -----     -----


                              (1)     Anti-dilutive